SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): August 5, 2005


                        SOUTHCOAST FINANCIAL CORPORATION




Incorporated under the      Commission File No. 0-25933      I.R.S. Employer
laws of South Carolina                                      Identification No.
                                                                57-1079460




                           530 Johnnie Dodds Boulevard

                       Mt. Pleasant, South Carolina 29464

                            Telephone: (843) 884-0504

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.00 - Entry into a Material Definitive Agreement.

     The Registrant has formed a wholly-owned subsidiary, Southcoast Capital Trust III, a Delaware statutory trust (the "Trust"), for the purpose of issuing the Preferred Securities in private sale to an institutional investor. The Trust has issued Preferred Securities in an aggregate liquidation amount of $10 million. The Registrant has purchased all of the common securities of the Trust for $310,000. The proceeds of the sale of Preferred Securities, together with the proceeds of the Trust's sale of its common securities to the Registrant, were used by the Trust to purchase the Registrant's 30-year junior subordinated deferrable interest notes (the "Notes") in the amount of $10,310,000. The Preferred Securities pay cumulative preferred distributions at a rate equal to the interest rate on the Notes (3 month LIBOR plus 1.50%), and otherwise has the same or similar terms as the Notes, including provisions regarding default and redemption. The Registrant issued a limited, irrevocable guarantee of the Trust's obligations under the Preferred Securities. The terms and conditions of the Preferred Securities and the Notes are consistent with the terms of trust preferred securities and related notes that have been issued by other bank holding companies and that have qualified for Tier 1 capital treatment, modified to take into account the Federal Reserve Board's final rule called Risk-Based Capit al Standards: Trust Preferred Securities and the Definition of Capital, adopted on March 1, 2005. The Notes have a 30-year term, and the Notes and the Preferred Securities are each callable by the Registrant or the Trust, as applicable, at its option after five years, and sooner in certain specific events, subject in all cases to prior approval by the Federal Reserve Board, if then required. In addition, the Registrant and the Trust have the ability to defer interest and dividend payments, respectively, for up to five consecutive years without resulting in a default. The transactions were done on August 5, 2005.







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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    SOUTHCOAST FINANCIAL CORPORATION
                                  (Registrant)



Date:  August 9, 2005               By: /s/ Robert M. Scott
                                    --------------------------------------------
                                    Robert M. Scott
                                    Vice President and Chief Financial Officer